                                                                    Exhibit 4.03


                       BUILDING ONE SERVICES CORPORATION
                        10 1/2% Senior Subordinated Note
                                due May 1, 2009

                               CUSIP No._________
                          No.                       $

     BUILDING ONE SERVICES CORPORATION, a Delaware corporation (the "Company", which term includes any successor corporation), for value received promises to pay to CEDE & CO. or registered assigns, the principal sum of on May 1, 2009.

          Interest Payment Dates: May 1 and November 1, commencing November 1, 1999.

          Record Dates:  April 15 and October 15.

          Reference is made to the furth
er provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Dated:  April 30, 1999

                              BUILDING ONE SERVICES CORPORATION

                              By:
                                  ----------------------
                                 Name:
                                 Title:

                              By:
                                  ----------------------
                                 Name
                                 Title:

               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

          This is one of the 10 1/2% Senior Subordinated Notes due 2009 described in the within-mentioned Indenture.

Dated:  April 30, 1999       IBJ WHITEHALL BANK & TRUST COMPANY,
        as Trustee

                             By:
                                 ----------------------------
                                     Authorized Signatory

                             (REVERSE OF SECURITY)

                       BUILDING ONE SERVICES CORPORATION

                        10 1/2% Senior Subordinated Note
                                due May 1, 2009

1.  Interest.
    --------

          BUILDING ONE SERVICES CORPORATION, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semi-annually on May 1 and November 1 of each year (the "Interest Payment Date"), commencing November 1, 1999. Interest on this Security will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from April 30, 1999. Interest on this Security will be comput ed on the basis of a 360-day year of twelve 30-day months.

          The Company shall pay interest on overdue principal from time to time on demand at the rate borne by this Security plus 2% and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

2.  Method of Payment.
    -----------------

          The Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Securities are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by wi re transfer of Federal funds, or interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3.  Paying Agent and Registrar.
    --------------------------

          Initially, IBJ Whitehall Bank & Trust Company (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Registrar or co-Registrar.

4.  Indenture.
    ---------

          The Company issued the Securities under an Indenture, dated as of April 30, 1999 (the "Indenture"), among the Company, the Guarantors named therein and the Trustee. This Security is one of a duly authorized issue of Securities of the Company designated as its 10 1/2% Senior

Subordinated Notes due 2009 (the "Securities"). The Securities are treated as a single class of securities under the Indenture unless otherwise specified in the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of
 Securities are referred
to the Indenture and the TIA for a statement of them. The Securities are general obligations of the Company limited in aggregate principal amount to $400,000,000.

5.  Subordination.
    -------------

          The Securities are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Debt of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.

6.  Optional Redemption.
    -------------------

          The Securities will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after May 1, 2004, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the twelve-month period commencing on May 1 of the years set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

      Year                                     Percentage
      ----                                     ----------
      2004                                     105.438%
      2005                                     104.350%
      2006                                     103.263%
      2007                                     102.175%
      2008                                     101.088%
      2009 and thereafter.......               100.000%

7.  Optional Redemption upon Equity Offerings.
    --------------------------------------------

          At any time, or from time to time, on or prior to May 1, 2002, the Company may, at its option, use the net cash proceeds of one or more Equity
Offerings to redeem up to 35% aggregate principal amount of the Securities issued pursuant to the Indenture at a redemption price equal to 110.875% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that after any such redemption the aggregate
                        --------
principal amount of Securities outstanding must equal at least 65% of the aggregate principal amount of the Securities issued pursuant to the Indenture. In order to effect the foregoing redemption with the net cash proceeds of any Equity Offering, the Company shall make such redemption not more than 90 days after the consummation of any such Equity Offering.

          As used in the preceding paragraph, "Equity Offering" means a public or private offering of Qualified Capital Stock (other than public offerings with respect to the Company's Common Stock on Form S-8 or any replacement form for the Form S-8) of the Company for aggregate net cash proceeds to the Company of at least $20 million.

8.  Notice of Redemption.
    --------------------

          Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Se curities to be redeemed at such Holder's registered address. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000.

          If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the Redemption Date, interest will cease to accrue on Securities or portions thereof called for redemption.

9.  Change of Control Offer.
    -----------------------

          Upon the occurrence of a Change of Control, the Company will be required to offer to purchase all of the outstanding Securities at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase.

10.  Limitation on Asset Sales.
     -------------------------

          The Company is, subject to certain conditions, obligated to make an offer to purchase Securities at 100% of their principal amount, plus accrued and unpaid interest, if any, thereon to the date of repurchase with certain net cash proceeds of certain sales or other dispositions of assets in accordance with the Indenture.

11.  Denominations; Transfer; Exchange.
     ---------------------------------

          The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection the rewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

12.  Persons Deemed Owners.
     ---------------------

          The registered Holder of a Security shall be treated as the owner of it for all purposes.

13.  Unclaimed Funds.
     ---------------

          If funds for the payment of principal or interest remain unclaimed for one year, the Trustee and the Paying Agent will repay the funds to the Company at its request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

14.  Discharge Prior to Redemption or Maturity.
     -----------------------------------------

          The Company and the Guarantors may be discharged from their obligations under the Indenture, the Securities and the Guarantees except for certain provisions thereof, and may b e discharged from obligations to comply with certain covenants contained in the Indenture, the Securities and the Guarantees, in each case upon satisfaction of certain conditions specified in the Indenture.

15.  Amendment; Supplement; Waiver.
     -----------------------------

          Subject to certain exceptions, the Indenture, the Securities and the Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Securities and the Guarantees to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certifica ted Securities or comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Security.

16.  Restrictive Covenants.
     ---------------------

          The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries of the Company to the Company, to consolidate, merge or sell all or substantially all of its assets or to engage in transactions with affiliates. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

17.  Defaults and Remedies.
     ---------------------

          If an Event of Default occu
rs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of

Securities may not enforce the Indenture, the Securities or the Guarantees except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture, the Securities or the Guarantees unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

18.  Trustee Dealings with Company.
     -----------------------------

          The Trustee under the Indenture, in
 its individual or any other
capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

19.  No Recourse Against Others.
     --------------------------

          No stockholder, director, officer, employee or incorporator, as such, of the Company or any Subsidiary of the Company shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

20.  Authentication.
     --------------

          This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

21.  Abbreviations and Defined Terms.
     ----------------
---------------

          Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

22.  Governing Law.
     -------------

          This Security shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

23.  CUSIP Numbers.
     -------------

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

24.  Indenture.
     ---------

          Each Holder, by accepting a Security, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.

25.  Guarantees.
     ----------

          This Security will be entitled to the benefits of certain senior subordinated Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the T rustee and the Holders.

          The Company will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture. Requests may be made to:
BUILDING ONE SERVICES CORPORATION, 800 Connecticut Avenue, NW, Washington, DC 20006, Attention: Office of General Counsel.

                                ASSIGNMENT FORM

I or we assign and transfer this Security to

_______________________________________________________________

_______________________________________________________________
(Print or type name, address and zip code of assignee or transferee)

______________________________________________________________________________
(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint _______________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated: _________________    Signed:  _________________________
                                      (Sign exactly as name

                         appears on the other
                                      side of this Security)


Signature Guarantee:  _______________________________________________
                      Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

          In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) April 30, 2001 the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:

                                  [Check One]

            ---------

(1) ___   to the Company or a subsidiary thereof; or

(2) ___ pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

(3) ___ to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4) ___ outside the United States to a "foreign purchaser" in compliance with Rule 904 of Regulation S under the Securities Act of 1933, as amended; or

(5) ___ pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended; or

(6) ___ pursuant to an effective registration statement under the Securities Act of 1933, as amended; or

(7) ___ pursuant to another available exemption from the registration statement requirements of the Securities Act of 1933, as amended.

and unless the box below is checked, the undersigned confirms that such Security is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of
 1933, as amended (an "Affiliate"):

                The transferee is an Affiliate of the Company.

          Unless one of the items is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item
                                                 --------  -------
(3), (4), (5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Securities, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4) and other information as the Trustee or the Company have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

          If none of the foregoing items are checked, the Trustee or Registra r shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.

Dated:                Signed:
      --------------         -----------------------
                             (Sign exactly as name appears on
                             the other side of this Security)

Signature Guarantee:
                    ------------------------------------------------------------



TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

          The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Ru le 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
      ------------------
                                  NOTICE:  To be executed by an executive
                                           officer

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

Section 4.15 [      ] Section 4.16 [       ]

          If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount: $___________

Dated: _________________                   Signed:  _________________________
                                                      (Sign exactly as name
                                                      appears on the other
                                                      side of this Security)

Signat
ure Guarantee:   ______________________________________
                       Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)